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                                                               Exhibit 21



                                                              Jurisdiction
                                                                    of
Subsidiary                                                      Formation
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Commissary Operations, Inc.                                          TN
Corporate Benefit Services, Incorporated of Nashville                TN
Pargo's of Frederick, Inc.                                           TN
Pargo's of York, Inc.                                                TN
Shoney's of Canada, Inc.                                             Canada
Shoney's Equipment Corporation                                       TN
Shoney's Investments, Inc.                                           NV
Shoney's of Michigan, Inc.                                           TN
TPI Commissary, Inc.  (1)                                            TN
TPI Entertainment, Inc.                                              DE
TPI Insurance Corporation                                            HA
TPI Properties, Inc. (1)                                             TN
TPI Restaurants, Inc.                                                TN
TPI Transportation, Inc. (1)                                         TN
SHN Properties, LLC (2)                                              DE

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(1)      Subsidiary of TPI Restaurants, Inc.

(2)      Members: Corporate Benefit Services, Incorporated of
         Nashville (Managing Member) and Shoney's Investments, Inc.